UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13011 McCallen Pass
 Building A Suite 100

Austin, TX 78753

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2021, Natera, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Cowen and Company, LLC and SVB Leerink LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I thereto (the “Underwriters”), in connection with the offer and sale by the Company of 4,500,000 shares of common stock of the Company, par value $0.0001 per share, at a price to the public of $113.00 per share.

Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to 675,000 additional shares of common stock, which expires on August 20, 2021.

The Company expects to receive net proceeds from this offering of approximately $478.8 million, or approximately $550.7 million if the Underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and commissions and other estimated transaction expenses.

The shares are being offered and sold by means of an effective registration statement, including a preliminary prospectus, filed with the U.S. Securities and Exchange Commission on July 20, 2021 (File No. 333- 258047) (the “Registration Statement”). The offering is expected to close on July 26, 2021, subject to the satisfaction of specified closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein.

The legal opinion, including the related consent, of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the legality of the issuance and sale of the shares of the Company’s common stock in this offering is filed as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On July 20, 2021, the Company issued a press release announcing the proposed public offering, a copy of which is furnished as Exhibit 99.1 hereto. On July 21, 2021, the Company issued a press release announcing the pricing of the public offering, a copy of which is furnished as Exhibit 99.2 hereto.

The information in Item 8.01 and in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of July 21, 2021, among Natera, Inc. and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Cowen and Company, LLC and SVB Leerink LLC, as representatives of the underwriters named therein.

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

99.1	Press release dated July 20, 2021.

99.2	Press release dated July 21, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: July 21, 2021